UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2007

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52048	84-1702964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas
New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 562-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, the Board of Directors of Cowen Group, Inc. (the “Company”) voted to reduce the size of the Board of Directors from eight to six members effective as of the close of the polls at this year’s annual meeting.  In connection with that change, one director, Charles W.B. Wardell, will resign as a director from Class I and stand for election as a director in Class III at this year’s annual meeting.  The resignation is effective as of the close of the polls at this year’s annual meeting and is conditioned on Mr. Wardell’s election as a Class III director.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2007, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”), which amended Section 2.7 in its entirety.  The amendment provides that matters to be voted upon by stockholders (other than the election of directors) shall be decided by the vote of stockholders having a majority in voting power of the votes cast by the holders of all shares present in person or represented at the meeting and voting affirmatively or negatively on the matter presented.   Prior to this amendment to the By-Laws, such matters were to be decided by the vote of stockholders having a majority of the total number of votes represented at the meeting and entitled to vote upon the matter presented, voting as a single class.  The amendment to the By-Laws also clarifies that the election of directors by stockholders shall continue to be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

A copy of the amendment to the By-Laws is attached as Exhibit 3.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: April 19, 2007	By:	/s/ Christopher A. White
Name: Christopher A. White
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment to the Amended and Restated By-Laws.